UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

RAYMOND SILCOCK

DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 12, 2018

Dear Fellow Campbell Soup Company Shareholder:

You are receiving this letter because you are a fellow owner of Campbell Soup Company (“Campbell” or the “Company”). Today, we are asking for your vote on the WHITE CARD.

The Company’s annual meeting will be held November 29, 2018 at 8:00am at the Aloft Hotel in Mount Laurel, New Jersey. In this proxy contest, you have an opportunity to vote for new, shareholder-aligned leadership – the “Independent Slate” – and replace Campbell’s entrenched Board of Directors (the “Board”) who we believe have failed all shareholders.

Don’t take our word for it, just let the numbers tell the story of your value destroyed.

Third Point has proposed a slate of directors who have the desire, ability and expertise required to turn Campbell around and reclaim your lost value. Together, Third Point and the nominees of the Independent Slate now own ~9.76% of Campbell and we are aligned with you.

For questions or assistance, please contact Third Point’s proxy solicitor, Okapi Partners LLC, toll-free at 855-208-8902 or via email at cpbinfo@okapipartners.com. For more information, visit www.RefreshCampbells.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE WHITE CARD TODAY.

About Us

Third Point LLC (“Third Point”) is an investment firm managing approximately $18 billion in assets for public institutions and private clients. The firm was founded in 1995 by Daniel S. Loeb, who serves as Chief Executive Officer and oversees our investment activity. Third Point has a long track record of sharing our views and insights to help companies maximize shareholder value, improve corporate governance, and strengthen market positioning. Our executives have served on the Boards of Directors of numerous well-known public companies, including Yahoo!, Sotheby’s, and Baxter International. Our independent nominees have also served on Boards including DowDuPont.

More Information

For more information and updates, we invite you to visit our dedicated website at www.RefreshCampbells.com. You can also speak with our proxy solicitor, Okapi Partners, if you have questions about the voting process or need help in voting your shares by calling them toll-free at 855-208-8902 or emailing them at cpbinfo@okapipartners.com.

It’s Up to You

Regardless of the number of shares you own, you are an owner of Campbell Soup Company, an iconic American brand that is suffering under the current Board’s leadership. It is up to you to vote for change – support our Independent Slate and vote the White Card to achieve the results you and all shareholders deserve.

Sincerely,

Third Point LLC

If you have any questions, or need assistance voting

your WHITE proxy card, please contact:

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Telephone for Banks, Brokers, and International Shareholders: +1 212-297-0720

Shareholders may call toll-free (from U.S. and Canada): 855-208-8902

Email: CPBInfo@okapipartners.com

For questions or assistance, please contact Third Point’s proxy solicitor, Okapi Partners LLC, toll-free at 855-208-8902 or via email at cpbinfo@okapipartners.com. For more information, visit www.RefreshCampbells.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE WHITE CARD TODAY.

****

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.